                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             Hancock Fabrics, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                             (Hancock Fabrics Logo)

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                 JUNE 14, 2001

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Hancock Fabrics, Inc. will be held at the Stennis Center, 3400 West Main Street, Tupelo, Mississippi (adjacent to the Company's headquarters) on Thursday, June 14, 2001 at 10:00 a.m. CDT, or as soon thereafter as a quorum shall be present, for the following purposes:

      1. To elect one director;
      2. To consider and vote upon a proposal to approve the Hancock Fabrics, Inc. 2001 Stock Incentive Plan; and
      3. To consider and vote upon such other matters as may properly come before the meeting or any adjournment thereof.

     Only shareholders of record on the books of the Company at the close of business on April 16, 2001 will be entitled to vote at the meeting.

     Shareholders are cordially invited to attend the meeting.

     PLEASE COMPLETE, SIGN AND DATE THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

Dated: April 26, 2001

                                          By order of the Board of Directors,

                                          Ellen J. Kennedy
                                          Secretary

                                PROXY STATEMENT

                                       OF

                             HANCOCK FABRICS, INC.

     This Proxy Statement is furnished in connection with the solicitation of proxies for use at the Annual Meeting of Shareholders of Hancock Fabrics, Inc. and at any adjournment thereof. The meeting will be held on June 14, 2001 at 10:00 a.m. CDT at the Stennis Center, 3400 West Main Street, Tupelo, Mississippi (adjacent to the Company's headquarters) for the purposes set forth in the preceding Notice of the Meeting dated April 26, 2001. This solicitation is made by the Company.

     Only shareholders of record at the close of business on April 16, 2001 will be entitled to vote at the meeting. On that date, the outstanding stock of the Company consisted of 17,208,087 shares of common stock.

     The mailing address of the principal executive offices of the Company is P.O. Box 2400, Tupelo, Mississippi 38803-2400. The approximate date on which this Proxy Statement, the accompanying form of proxy and the 2000 Annual Report are first sent to shareholders is April 26, 2001.

VOTING

     Each shareholder is entitled to one vote per share respecting the Board seat to be filled and on each other matter voted on at the meeting. A proxy, when executed and not revoked, will be voted in accordance with the specifications it contains. Unless the accompanying form of proxy contains instructions to the contrary, it will be voted for the election of the nominee named below to serve until 2004 (see "ELECTION OF DIRECTORS"), to approve the Hancock Fabrics, Inc., 2001 Stock Incentive Plan (see "PROPOSAL TO APPROVE THE 2001 STOCK INCENTIVE PLAN"), and in the discretion of the proxyholders upon such other matters as may properly come before the meeting.

     The required quorum for the transaction of business at the Annual Meeting is a majority of the shares of common stock issued and outstanding on the record date. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions and broker non-votes are not counted for purposes of determining whether a proposal has been approved.

REVOCABILITY OF PROXIES

     A shareholder who executes a proxy may revoke it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of the Company, at or before the meeting, a written notice of revocation relating to the proxy,
(ii) duly executing a subsequent proxy bearing a later date relating to the same shares and delivering it to the Secretary at or before the meeting, or (iii) voting in person at the meeting. Any written notice revoking a proxy should be sent to Hancock Fabrics, Inc., P.O. Box 2400, Tupelo, Mississippi 38803-2400,
Attention: Secretary.

SOLICITATION

     The Company will bear the cost of soliciting these proxies. Brokers, nominees, fiduciaries and other custodians will be reimbursed for their reasonable expenses incurred in sending proxy material to principals and obtaining their instructions. The Company's transfer agent will assist the Company in its communications. In addition, directors, officers and employees may solicit proxies in person, by telephone or in writing.

     The following table provides information about the persons known to the Company to be the beneficial owners of more than 5% of any class of the Company's securities:

-----------------------------------------------------------------------------------------------------------------
                                    NAME AND ADDRESS OF               NUMBER OF SHARES          PERCENT OF
      TITLE OF CLASS                BENEFICIAL OWNER(1)             BENEFICIALLY OWNED(1)        CLASS(2)
-----------------------------------------------------------------------------------------------------------------
       Common Stock        T. Rowe Price Associates, Inc.                 1,602,600               9.313%
                           100 E. Pratt Street
                           Baltimore, MD 21202
-----------------------------------------------------------------------------------------------------------------
       Common Stock        Arnhold and S. Bleichroeder, Inc.              1,525,000               8.862%
                           1345 Ave. Of Americas
                           New York, NY 10105
-----------------------------------------------------------------------------------------------------------------
       Common Stock        Dimensional Fund Advisors, Inc.                1,295,300               7.527%
                           1299 Ocean Avenue
                           11th Floor
                           Santa Monica, CA 90401
-----------------------------------------------------------------------------------------------------------------

      (1) Information concerning beneficial ownership and the number of shares beneficially owned is based on reports filed by the shareholders with the Securities and Exchange Commission.
      (2) As of April 16, 2001.

     The following table provides information, as of April 16, 2001, about the beneficial ownership of the Company's common stock by each of the Company's directors, named executive officers and all directors and executive officers as a group:

----------------------------------------------------------------------------
                                         AMOUNT AND NATURE
                                           OF BENEFICIAL      PERCENT OF
        NAME OF BENEFICIAL OWNER             OWNERSHIP          CLASS
----------------------------------------------------------------------------
    Larry G. Kirk                              462,357(1)       2.647%
----------------------------------------------------------------------------
    Jack W. Busby, Jr.                         331,080(1)       1.901%
----------------------------------------------------------------------------
    Bruce D. Smith                             104,908(1)        .608%
----------------------------------------------------------------------------
    Donna L. Weaver                             81,492           .474%
----------------------------------------------------------------------------
    Don L. Fruge                                21,701           .126%
----------------------------------------------------------------------------
    Roger T. Knox                                6,474           .038%
----------------------------------------------------------------------------
    R. Randolph Devening                         2,852           .017%
----------------------------------------------------------------------------
    All Directors and Executive
    Officers as a Group                      1,010,864(1)       5.704%
----------------------------------------------------------------------------

                (1) Includes 258,600, 210,800 and 45,000 shares
                    with respect to which Mr. Kirk, Mr. Busby and Mr. Smith, respectively, have the right to acquire beneficial ownership on or before June 15, 2001.

ITEM 1 -- ELECTION OF DIRECTORS

     The By-Laws of the Company provide that the number of directors shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the total number of directors the Company would have if there were no vacancies (the "Whole Board"). The Whole Board has fixed that number at five effective at the commencement of the Meeting. The directors have been classified, with respect to the time for which they severally hold office, into two classes of two each and one class of one effective at the commencement of the Meeting. One nominee will be elected to hold office until the annual meeting of shareholders in 2004 or until election and qualification of a successor. R. Randolph Devening will not stand for reelection at the Meeting. The shares represented by proxies will be voted for the election of the nominee named below, but if the nominee should be unable to serve, those shares will be voted for such replacement as the Board may designate. The Company has no reason to expect that the nominee will be unable to serve.

     The following table provides information about the nominee and each continuing director, including the business experience of each during at least the past five years:


-----------------------------------------------------------------------------------------------------
NAME                                                                                       DIRECTOR
(AGE)                                  PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE          SINCE
-----------------------------------------------------------------------------------------------------
NOMINEE TO SERVE UNTIL 2004
-----------------------------------------------------------------------------------------------------
  Roger T. Knox                        Chief Executive Officer and President, Memphis         1999
       (63)                            Zoo, Memphis Tennessee. Director of Fred's Inc.
                                       (retailer), Memphis, Tennessee. Formerly Chairman
                                       and Chief Executive Officer, Goldsmith's
                                       (retailer), a division of Federated Department
                                       Stores, Inc., Memphis, Tennessee
-----------------------------------------------------------------------------------------------------

  DIRECTORS TO SERVE UNTIL 2002
-----------------------------------------------------------------------------------------------------
  Jack W. Busby, Jr.                   President and Chief Operating Officer. Formerly        1997
       (58)                            Executive Vice President
-----------------------------------------------------------------------------------------------------
  Donna L. Weaver                      Retired. Formerly Chairman of Weaver, Field &          1987
       (57)                            London Investor Relations and Corporate
                                       Communications, San Francisco, California.
                                       Director of Crown Vantage, Inc., Oakland,
                                       California and Medinex Systems, Inc., Post Falls,
                                       Idaho
-----------------------------------------------------------------------------------------------------

  DIRECTORS TO SERVE UNTIL 2003
-----------------------------------------------------------------------------------------------------
  Don L. Fruge                         Chief Executive Officer and President, University      1987
       (55)                            of Mississippi Foundation, and Professor of Law,
                                       University of Mississippi, University, Mississippi
                                       and Attorney at Law, Oxford, Mississippi. Formerly
                                       Vice Chancellor for University Affairs, University
                                       of Mississippi, University, Mississippi
-----------------------------------------------------------------------------------------------------
  Larry G. Kirk                        Chairman and Chief Executive Officer. Formerly         1990
       (54)                            President and Chief Financial Officer. Director of
                                       BancorpSouth Bank, Tupelo, Mississippi
-----------------------------------------------------------------------------------------------------

     The Audit Committee of the Board of Directors, which met four times during the Company's latest fiscal year, is charged with recommending the engaging of the Company's independent accountants, reviewing their reports, authorizing their services and fees, reviewing their independence, reviewing the Company's procedures for internal auditing and the adequacy of its system of internal accounting controls, and reporting to the Board with respect thereto. The Audit Committee Charter, as amended June 14, 2000 by the Board of Directors, is attached as APPENDIX A. The Audit Committee is composed of Don L. Fruge (Chair),
R. Randolph Devening, Roger T. Knox and Donna L. Weaver, all of whom are independent directors.

     The Management Review and Compensation Committee of the Board of Directors, which met five times during the Company's latest fiscal year, is charged with determining the base salaries of all executive officers of the Company, administering the Retirement Plans, Stock Option Plan, Restricted Stock Plan, Extra Compensation Plan, Officer Incentive Compensation Plan and the 1997 Bonus Plan for Store Management, and making recommendations to the Board respecting policies of the Board dealing with such Plans. The Management Review and Compensation Committee is composed of Donna L. Weaver (Chair), R. Randolph Devening, Don L. Fruge and Roger T. Knox.

     The Nominating Committee of the Board of Directors, which met one time during the Company's latest fiscal year, is charged with making recommendations to the Board concerning the number of members, qualifications for membership, directing any search for candidates and administering the retirement policy for the Board. The Nominating Committee is composed of Roger T. Knox (Chair), Don L. Fruge and Donna L. Weaver.

     When the Board is not in session, the Executive Committee of the Board may exercise the powers vested in the Board (except certain enumerated major powers such as the power to declare dividends, amend the By-Laws and fill vacancies on the Board and certain powers reserved to the Board under Delaware law). In practice, the function of the Executive Committee is to act on matters arising between Board meetings that have special time value but do not appear to warrant a special Board meeting. The Executive Committee is composed of Larry G. Kirk (Chair), Jack W. Busby, Jr. and Don L. Fruge. The Executive Committee met once during the Company's latest fiscal year.

     The Board met six times during the Company's latest fiscal year. All of the directors attended at least 75% of the meetings of the Board and of all committees on which he or she served, except that R. Randolph Devening was unable to attend seven of the fifteen Board and committee meetings. R. Randolph Devening will not be standing for reelection to the Board at the expiration of his term on June 14, 2001.

AUDIT COMMITTEE REPORT

     In accordance with its written charter adopted by the Board of Directors, the Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. During the current year, the Committee chairman, as representative of the Committee, met four times with the Chief Financial Officer and independent auditors to review interim financial information prior to public release.

     In discharging its oversight responsibility as to the audit process, the Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors' independence consistent with Independence Standards Board Statement No. 1, "Independence Discussions with Audit Committees," discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors' independence. The Committee also discussed with management and the independent auditors the quality and adequacy of the Company's system of internal controls.

     The Committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standard No. 61, as amended, "Communication with Audit Committees," and, with and without management present, discussed and reviewed the results of the independent auditors' examination of the financial statements.

     The Committee reviewed the audited financial statements of the Company as of and for the year ended January 28, 2001, with management and the independent auditors. Management has the responsibility for the preparation of the Company's financial statements and the independent auditors have the responsibility for the examination of those statements.

     Based on the above-mentioned review and discussions with management and the independent auditors, the Committee recommended to the Board that the audited financial statements be included in its Annual Report on Form 10-K for the year ended January 28, 2001, for filing with the Securities and Exchange Commission. The Committee also recommended the reappointment of PricewaterhouseCoopers LLP as the independent auditors and the Board approved the recommendation.

                                          Audit Committee

                                          Don L. Fruge, Chair
                                          R. Randolph Devening
                                          Roger T. Knox
                                          Donna L. Weaver

PRINCIPAL ACCOUNTING FIRM FEES

     The following table sets forth the aggregate fees billed for the fiscal year ended January 28, 2001 by the Company's principal accounting firm, PricewaterhouseCoopers LLP:

Audit Fees for consolidated financial statements and
  quarterly reviews                                           $179,000
Information Technology Consulting Fee                                0
All Other Fees                                                  41,500
                                                              --------
                                                              $220,500
                                                              ========

BOARD COMPENSATION COMMITTEE REPORT

     The Management Review and Compensation Committee of the Board of Directors (the "Committee") is composed of four independent directors. The Committee considers the performance of the executive officers, determines their salaries, administers the cash incentive compensation plans and is responsible for granting stock options and awarding restricted stock under the provisions of the respective plans.

COMPENSATION POLICIES

     The goals of the Company's compensation program are to align compensation with business performance and the interest of shareholders, and to enable the Company to attract, motivate and retain management that can contribute to the Company's long-term success. Therefore, the executive compensation program includes base salary, annual cash incentive bonus (the Extra Compensation Plan and the Officer Incentive Compensation Plan) and long-term incentives in the form of stock options and restricted stock. The Chief Executive Officer's compensation is determined in the same manner as that of the other corporate officers.

SECTION 162(M) OF THE INTERNAL REVENUE CODE -- DEDUCTIBILITY LIMITATION

     Section 162(m) of the Internal Revenue Code of 1986 imposes a limit, with certain exceptions, on the amount that a publicly held corporation may deduct for federal income tax purposes in any year for the compensation paid or accrued with respect to its executive officers. It is the Committee's policy to seek to preserve the tax deductibility of all executive compensation under Section 162(m) to the extent consistent with the overall objectives of the executive compensation program in attracting, motivating and retaining its executives. The Committee believes that it is unlikely that Section 162(m) will affect the deductibility of the executive compensation of any of the executive officers in the Company's current fiscal year.

BASE SALARY

     The Committee annually reviews the base salaries of the Chief Executive Officer and the other executive officers and members of corporate management. When reviewing base salary and possible adjustments to base salary, the Committee subjectively considers individual performance, Company performance (which is not defined as any specific financial measure or measures), the expected impact of long-term decisions, employee retention, changes in level of responsibility and economic conditions in the retail fabric industry. In determining the adjustments made in 2000 to the base salaries of the executive officers, including the Chief Executive Officer, the Committee considered all of the above criteria.

INCENTIVE COMPENSATION

     The Committee believes that executive compensation should be linked to business performance. In order to link annual cash compensation to Company performance, the Committee allocates funds to bonus programs based on the Company's operating earnings before interest and taxes. The total of bonuses paid under the Extra Compensation Plan to eligible participants will increase or decrease each year based on the percentage increase or decrease in the Company's operating earnings compared to the prior year. However if operating earnings increase 10% or more, officer participation in the Extra Compensation Plan is capped. At this point, the Officer Incentive Compensation Plan begins to provide for bonuses based on a percentage of an officer's base salary in relation to a predetermined level of improvement in operating earnings over the prior year. The improvement in operating earnings achieved in 2000 exceeded the maximum level provided for in the Officer Incentive Compensation Plan; therefore, payments were made to the executive officers at the highest percentage of base salary allowed by the Plan.

     The aggregate bonus payments to executive officers for fiscal year 2000, including the Chief Executive Officer (whose compensation is discussed below), increased from fiscal year 1999 due to the increase in operating earnings compared to the prior year.

LONG-TERM INCENTIVES

     To more closely align the interest of the Company's shareholders and the executive officers, and to focus management's attention on long-term strategic objectives which will enhance shareholder value, the Committee grants stock options and awards restricted stock. All grants and awards contain vesting provisions of one to five years to encourage continued employment with the Company and continued attention to long-term objectives and share appreciation. The exercise price for the stock options granted is equal to the fair market value of the underlying stock on the date of grant. Currently, many of the outstanding options are exercisable at prices above the market price. Therefore, the ultimate value of these equity incentives to the executive officers and other recipients is directly related to the market value of the common stock and to the common stock dividend yield. The Committee has established a policy which generally grants stock options and awards restricted stock annually to the executive officers in amounts based on the recipient's level of responsibility.

     Based on these Committee guidelines, the Chief Executive Officer and other executive officers received stock option grants as detailed in the summary compensation table (see the SUMMARY COMPENSATION TABLE). Due to the lack of available shares under the 1995 Restricted Stock Plan, the Committee did not award restricted stock to the Chief Executive Officer and other executive officers in fiscal year 2000.

COMPANY PERFORMANCE AND COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     The Chief Executive Officer's base salary, incentive compensation and long-term incentives in the form of stock options were determined in a manner consistent with the compensation of the other executive officers and members of corporate management. The Chief Executive Officer's bonus for fiscal year 2000, determined as provided by the Extra Compensation Plan and Officer Incentive Compensation Plan, was $194,140. During the latest fiscal year, Mr. Kirk was granted options for 30,000 shares. Mr. Kirk did not receive a restricted stock award.

                                          Management Review and
                                               Compensation Committee

                                          Donna L. Weaver, Chair
                                          R. Randolph Devening
                                          Don L. Fruge
                                          Roger T. Knox

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table provides certain summary information concerning compensation paid or accrued by the Company and its subsidiaries, to or on behalf of the Company's Chief Executive Officer and each of the Company's other executive officers (determined as of the end of the latest fiscal year) for the fiscal years ended January 28, 2001, January 30, 2000 and January 31, 1999.

                           SUMMARY COMPENSATION TABLE

---------------------------------------------------------------------------------------------------

                                                   ANNUAL COMPENSATION      LONG-TERM COMPENSATION
-----------------------------------------------------------------------------------------------------
                                                                         RESTRICTED     SECURITIES
                                                                           STOCK        UNDERLYING
                                                    SALARY    BONUS(1)   AWARDS(2)    OPTIONS/SARS(3)
       NAME AND PRINCIPAL POSITION          YEAR     ($)        ($)         ($)             (#)
-----------------------------------------------------------------------------------------------------
  Larry G. Kirk                             2000   263,654    194,140      -0-            30,000
     Chairman of the Board and              1999   253,807     41,491     445,420         30,000
     Chief Executive Officer                1998   240,769     54,627     249,000         30,000
-----------------------------------------------------------------------------------------------------
  Jack W. Busby, Jr.                        2000   205,807    150,280      -0-            20,000
     President and                          1999   197,960     31,118     338,574         20,000
     Chief Operating Officer                1998   187,500     40,970     153,000         20,000
-----------------------------------------------------------------------------------------------------
  Bruce D. Smith                            2000   144,519     84,255      -0-            10,000
     Senior Vice President,                 1999   137,327     16,596     231,035          6,000
     Chief Financial Officer and            1998   126,346     21,850      78,000          6,000
       Treasurer
-----------------------------------------------------------------------------------------------------

(1) For the fiscal year 2000, bonus amounts were computed under the Officer Incentive Compensation Plan which provides for a percentage of the named executive officer's base salary to be paid as a bonus if the Company's operating earnings reach a predetermined level of improvement over the prior year.
    For all years presented, bonuses were computed under the Extra Compensation Plan, which awards bonuses to participants based on an allocation of the Company's operating earnings. The bonus payments made to each of the named executive officers for those years have been adjusted year over year in proportion to the change in earnings before interest and taxes.

(2) Restricted stock awards generally vest five years and one day following the date of award. Due to the lack of available shares in the 1995 Restricted Stock Plan an award was not made to the named executive officers in 2000. Prior to vesting, restricted shares are not negotiable or otherwise transferable and are subject to forfeiture if employment terminates. Dividends are paid on shares subject to restrictions. See "EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL ARRANGEMENTS" for a description of circumstances under which the vesting schedule may be accelerated.
    The amounts shown represent the market value of the restricted shares on the date of award. As of the end of the latest fiscal year (specifically, January 26, 2001, the last trading day prior to fiscal year end), the executive officers held the following number of restricted shares, with the following market values: Mr. Kirk, 102,300 shares, $415,594; Mr. Busby, 77,500 shares, $314,844; and Mr. Smith, 50,500 shares, $205,156.

(3) As of the end of the latest fiscal year (specifically, January 26, 2001, the last trading day prior to fiscal year end), all of the outstanding stock options were exercisable at prices above the market price of the stock, therefore the options had no immediate value to the holder on that date.

STOCK OPTIONS

     The following table contains information about the grant of stock options during the Company's latest fiscal year to the executive officers:

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

--------------------------------------------------------------------------------------------------------------------------------


                                                                                                POTENTIAL REALIZABLE
                                                                                              VALUE AT ASSUMED ANNUAL
                                                                                                   RATES OF STOCK
                                                                                                 PRICE APPRECIATION
                                                                                                FOR THE OPTION TERM
                               INDIVIDUAL GRANTS(1)                                                  (10 YEARS)
--------------------------------------------------------------------------------------------------------------------------------
                                                                                                 5%                    10%
                                                                                    --------------------------------------------
                                            % OF
                                           TOTAL
                              # OF         OPTIONS
                            SECURITIES     GRANTED
                            UNDERLYING       TO
                            OPTIONS/SARS   EMPLOYEES   EXERCISE OR
                            GRANTED(2)     IN FISCAL   BASE PRICE     EXPIRATION    STOCK PRICE                   STOCK PRICE
           NAME                (#)          YEAR       (PER SHARE)       DATE       (PER SHARE)(3)     GAIN(4)    (PER SHARE)(3)
--------------------------------------------------------------------------------------------------------------------------------
  Larry G. Kirk                30,000        5.10         $4.25      June 15, 2010      $6.92          $80,184        $11.02
--------------------------------------------------------------------------------------------------------------------------------
  Jack W. Busby, Jr.           20,000        3.40          4.25      June 15, 2010       6.92          53,456          11.02
--------------------------------------------------------------------------------------------------------------------------------
  Bruce D. Smith               10,000        1.70          4.25      June 15, 2010       6.92          26,728          11.02
--------------------------------------------------------------------------------------------------------------------------------

                             POTENTIAL
                            REALIZABLE
                             VALUE AT
                              ASSUMED
                              ANNUAL
                             RATES OF
                               STOCK
                               PRICE
                            APPRECIATION
                              FOR THE
                            OPTION TERM
----------------------------------------------------
                            -----------
           NAME               GAIN(4)
----------------------------------------------------------------
  Larry G. Kirk              $203,202
----------------------------------------------------------------------------
  Jack W. Busby, Jr.          135,468
----------------------------------------------------------------------------------------
  Bruce D. Smith              67,734
----------------------------------------------------------------------------------------------------

(1) All options shown here were granted under the Company's 1996 Stock Option Plan.

(2) All options shown here as granted to Mr. Kirk, Mr. Busby and Mr. Smith were granted on June 15, 2000 (the "Grant Date"), and become exercisable as to 50% of the shares subject to the options one year and one day following the Grant Date and as to the remaining shares two years and one day following the Grant Date. See "EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL ARRANGEMENTS" for a description of circumstances under which the vesting schedule may be accelerated. The Company does not grant SARs.

(3) The stock price (per share) is computed based on 10 years of appreciation in the option exercise price, $4.25, at a 5% annual rate ($6.92) and a 10% annual rate ($11.02), as prescribed by the Securities and Exchange Commission rules.

(4) No gain to the optionee is possible without an increase in the stock price, which will benefit all shareholders.

OPTION EXERCISES AND HOLDINGS

     The following table provides information, with respect to the executive officers, concerning the exercise of options during the latest fiscal year and unexercised options held as of the end of the latest fiscal year:

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

------------------------------------------------------------------------------------------------------------------------------
                                                                  NUMBER OF SECURITIES
                                             VALUE REALIZED      UNDERLYING UNEXERCISED      VALUE OF UNEXERCISED IN-THE-MONEY
                                            (MARKET PRICE AT   OPTIONS AT FISCAL YEAR-END       OPTIONS AT FISCAL YEAR-END
                          SHARES ACQUIRED    EXERCISE LESS                 (#)                              ($)
                            ON EXERCISE     EXERCISE PRICE)  -----------------------------------------------------------------
          NAME                  (#)               ($)          EXERCISABLE    UNEXERCISABLE    EXERCISABLE     UNEXERCISABLE
------------------------------------------------------------------------------------------------------------------------------
  Larry G. Kirk                  0                 0             228,600         45,000             $0               $0
------------------------------------------------------------------------------------------------------------------------------
  Jack W. Busby, Jr.             0                 0             190,800         30,000              0                0
------------------------------------------------------------------------------------------------------------------------------
  Bruce D. Smith                 0                 0              37,000         17,000              0                0
------------------------------------------------------------------------------------------------------------------------------

PENSION PLANS

     The Company maintains a noncontributory retirement program under which retirement benefits are provided by a qualified defined benefit pension plan supplemented by a nonqualified unfunded plan affording certain benefits that cannot be provided by the qualified plan. In this description, the qualified and nonqualified plans are treated as one "Plan." Each of the continuing named executive officers participates in the Plan.

     For each year of credited service, a Plan participant accrues a retirement benefit calculated under a formula based on covered compensation for that year. Covered compensation is defined in the Plan documents. It includes, generally, all wages, salary and bonus actually received, plus contributions that the participant elects to be made on his or her behalf pursuant to a "cafeteria plan" (under Internal Revenue Code section 125) or to a "qualified cash or deferred arrangement" (under Internal Revenue Code section 401(k)).

     Under the Plan formula applicable to the executive officers, the annual retirement benefit payable at normal retirement age (age 65) as a straight life annuity is the sum of: (1) for years of credited service through 1992, 1% of average annual compensation during the five years ending December 31, 1992, multiplied by years of credited service through 1992, plus 0.33% of such average annual compensation in excess of $50,640 multiplied by years of credited service through 1992 up to a maximum of 30 years, and (2) for each year of credited service following 1992, 1% of annual compensation for that year, plus (for years of credited service up to a maximum of 30 years) 0.33% of such annual compensation in excess of the Social Security maximum wage base for that year.

     If Mr. Kirk, Mr. Busby and Mr. Smith continue in their present positions, the estimated annual retirement benefit payable to them under the Plan upon the normal retirement age of 65 in the form of a straight life annuity would be $89,409, $83,982 and $48,616, respectively. These estimates are computed using, for all future years of credited service, the compensation levels in effect for calendar year 2000 (the most recent Plan year) and the Social Security maximum wage base in effect for calendar year 2001.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL ARRANGEMENTS

     The Company has entered into deferred compensation agreements (the "Deferred Agreements") with each of the continuing executive officers to ensure that their services remain available to the Company and that they are not attracted by other employers seeking their services. Under the Deferred Agreement with Mr. Kirk (the "Kirk Deferred Agreement"), the right to payment is conditioned on Mr. Kirk's full-time employment until age 55 or earlier death, his availability as a consultant to the Company and his not engaging in activities competitive with the business of the Company. Provided such conditions are satisfied, payments of $50,000 a year for 15 years will begin upon cessation of his employment. Upon his death, the payments may be made to a designated beneficiary. If neither a change of control of the Company has occurred nor Mr. Kirk's right to payments under the Kirk Deferred Agreement has vested, Mr. Kirk may elect that, upon such occurrence and vesting, he (or, in certain cases, his designated beneficiary) will receive in a cash lump sum the present value of all payments that would become payable, regardless of the fact that the Kirk Deferred Agreement provides for payment at some later date or requires some future performance. If a change of control of the Company occurs and the right to payments under the Kirk Deferred Agreement either is or becomes vested, as explained below (and if Mr. Kirk has not elected to receive a lump sum payment as described in the preceding sentence), the Company is required to establish an irrevocable letter of credit in an amount equal to the largest sum of all payments to be paid under the Kirk Deferred Agreement, to serve as security for those payments. Unless the letter of credit is established and renewed on a timely basis, Mr. Kirk (or, in certain cases, his designated beneficiary) will then receive in a cash lump sum the total of those payments, regardless of the fact that the Kirk Deferred Agreement provides for payment at some later date or requires some future performance. The Deferred Agreements with Mr. Busby and Mr. Smith are substantially similar to the Kirk Deferred Agreement except that (i) employment for Mr. Busby and Mr. Smith is required until age 60 and (ii) the annual payments for the 15-year period are $40,000 for Mr. Busby and $25,000 for Mr. Smith.

     The Company has entered into contingent severance arrangements with each of the continuing executive officers (collectively the "Severance Agreements"). Each Severance Agreement is effective until May 4, 2002 and provides that, if during the three years following a change of control of the Company (as defined in the Severance Agreement), the employment of the individual is terminated by the employer other than for cause, disability or death or the individual terminates employment for good reason (as defined in the Severance Agreement), the individual will receive a lump sum payment equal to the sum of (i) the individual's annual base salary through the termination date (to the extent not yet paid) and (ii) two times (except that the Severance Agreement with Mr. Smith provides that the multiplier is one rather than two) the sum of (a) the individual's annual base salary at the rate in effect when employment was terminated or, if higher, at the highest rate in effect within 90 days preceding the change of control and (b) the highest bonus paid or payable to the individual within the five years preceding the change of control. The individual is also entitled to a continuation of health and insurance benefits for two years and to certain supplemental retirement benefits in respect of that continuation period (except that the Severance Agreement with Mr. Smith provides a continuation period of one rather than two years). The Severance Agreements further provide, in the event that the individual is entitled to payment thereunder, that he will be deemed to have satisfied the service requirement under his Deferred Agreement. The Severance Agreements with Mr. Kirk and Mr. Busby also provide that if the individual remains in the employ of the Company for the 12-month period following the change of control and voluntarily terminates employment for any reason (other than for good reason, in which case the formula set out above will be applicable) during the 30-day period following that 12-month period, he will receive a lump sum payment equal to the sum of (i) his annual base salary through the termination date (to the extent not yet paid) and (ii) the sum of (a) his annual base salary at the rate in effect when employment was terminated or, if higher, at the highest rate in effect within 90 days preceding the change of control and (b) the highest bonus paid or payable to him within the five years preceding the change of control; and he will be entitled to a continuation of health and insurance benefits for one year and to certain supplemental retirement benefits in respect of that continuation period. The Severance Agreements also provide that if any tax under Section 4999 of the Internal Revenue Code of 1986, as amended, or any comparable provision (a "Penalty Tax") is imposed on any payment made or benefit provided to the individual, then the amount of such payment or benefit will be increased to the extent necessary to compensate the individual fully for the imposition of such Penalty Tax.

     The Company has entered into Agreements to Secure Certain Contingent Payments with each of the continuing executive officers (the "Contingent Agreements"). Upon a change of control of the Company, the Contingent Agreements require the Company to establish an irrevocable letter of credit in favor of such individuals securing certain benefits payable under the Severance Agreements and any lump sum payment elected under the Deferred Agreements. The amount of the letters of credit will be calculated initially and recalculated quarterly by an independent accounting firm. Failure to establish and renew the letters of credit prior to expiration will cause the amounts intended to be secured by the letters of credit to become immediately payable to the individuals.

     With respect to the Company's 1987 and 1996 Stock Option Plans, upon a change of control of the Company (as defined in the plans), options become fully exercisable and, with certain exceptions, remain exercisable by the optionee, including each of the executive officers, for a period of 90 days following termination of the optionee's employment if such termination occurs within one year of the change of control. See footnotes to the SUMMARY COMPENSATION TABLE and the table OPTION/SAR GRANTS IN LAST FISCAL YEAR.

     With respect to the Company's 1989 Restricted Stock and 1995 Restricted Stock Plans, restrictions on stock awarded under the plans, including stock awarded to executive officers, lapse upon the occurrence of certain events related to a change of control of the Company (as defined in the plans) and the stock is not thereafter forfeitable. See footnotes to the SUMMARY COMPENSATION TABLE.

     With respect to the Company's noncontributory retirement program, under certain circumstances related to a change of control of the Company (as defined in the program documents), part of the benefit to a participant will be paid in a lump sum. See "PENSION PLANS."

COMPENSATION OF DIRECTORS

     Each nonemployee director receives quarterly fees of $12,000 with no additional fees for meetings attended or chaired. Directors who are employees of the Company receive no fees.

     Under the Stock Compensation Plan for Non-Employee Directors, which was adopted by the Board of Directors on September 6, 2000, each eligible director may elect to receive all or part of the quarterly fee in the form of shares of common stock based on the market value on the date fees are payable. If the eligible director elects to receive 100% of the fee in common stock, the fee is increased by 25% before the number of shares are determined. Since the Plan's adoption, three of the four eligible directors have elected to receive all or a portion of their fees in stock.

STOCK PRICE PERFORMANCE GRAPH

     The following graph sets forth the Company's cumulative total shareholder return (assuming reinvestment of dividends) as compared to the Russell 2000, and a peer group consisting of Jo-Ann Stores, Inc. ("JAS.A") and Rag Shops, Inc. ("RAGS"). The graph assumes $100 invested on January 28, 1996.

     Note: The historical stock price performance shown on the graph below is not necessarily indicative of future price performance.
(Performance Graph)

                                                     HANCOCK FABRICS               PEER GROUP                 RUSSELL 2000
                                                     ---------------               ----------                 ------------
1996                                                       100                         100                         100
1997                                                       141                         118                         117
1998                                                       176                         177                         136
1999                                                        93                         113                         135
2000                                                        38                          79                         157
2001                                                        52                          47                         155

ITEM 2 -- PROPOSAL TO APPROVE THE 2001 STOCK INCENTIVE PLAN

     On March 4, 2001, the Board of Directors adopted the 2001 Stock Incentive Plan (the "2001 Plan"), subject to the approval of the Plan by the shareholders.

     The Company's 1995 Restricted Stock Plan (the "1995 Plan") and 1996 Stock Option Plan (the "1996 Plan") were adopted to provide incentives for approximately 600 key employees to contribute to the growth of the Company's business by providing opportunities for the ownership of the Company's common stock and to retain them in the employ of the Company or its subsidiaries. As of April 16, 2001, there are 871,000 shares of restricted stock on which restrictions have not lapsed and stock options for 3,106,650 shares, at a weighted average exercise price of $8.84 and remaining contractual life of 6.47 years, have been issued and are outstanding. Only 2,750 and 77,400 shares remain available for issuance under the 1995 Plan and 1996 Plan, respectively. The 1995 Plan expires on December 5, 2005 and the 1996 Plan expires on September 30, 2001. The Board believes that these stock-based incentives have played a key role in enabling the Company to attract, motivate, and retain an effective group of employees in store management, middle management and senior management, and that enabling key employees to receive the Company's common stock, as part of their compensation package, aligns their interests with those of the shareholders. Therefore, the Board recommends to shareholders approval of the 2001 Plan.

     To aid the Company in the development of this proposal, rights to software developed by a third party consultant for use in analyzing such proposals were obtained. Based on the results obtained from the software, which evaluates shareholder value transfer and voting power dilution as compared to the retail industry, this proposal is within certain guidelines established by institutional investors.

     The 2001 Plan provides for the award of long-term incentives to those key employees who make substantial contributions to the growth of the Company and to retain them in the employ of the Company or its subsidiaries by providing opportunities for ownership of the Company's common stock. The 2001 Plan provides for the issuance of Nonqualified Stock Options (NSO's) and awards of Restricted Stock. The 2001 Plan is administered by the Stock Plan Committee (the "Committee") selected by the Board of Directors which shall consist of two or more members who are outside directors. The provisions of the 2001 Plan, and all actions and transactions under and pursuant to it, are intended to comply with all applicable conditions of rules promulgated under Section 16 of the Exchange Act, or its successors, with respect to reporting persons, including the Company's executive officers. The aggregate number of shares of the $.01 par value common stock of the Company that may be issued or reserved for issuance pursuant to the 2001 Plan shall not exceed 2.8 million shares (subject to antidilution adjustments as described below), of which no more than one million may be issued as Restricted Stock. Those shares may consist, in whole or in part, of authorized but unissued shares or shares reacquired by the Company (and not reserved for any other purpose) and shares subject to any previous award under the 2001 Plan that have been forfeited. The 2001 Plan contains antidilution provisions, allowing for adjustments in the number of shares in case of stock dividends and other changes in the Company's capital structure. No grants or awards of shares may be made under the 2001 Plan after March 4, 2011.

     Nonqualified Stock Options and Restricted Shares may be awarded only to key employees (including officers) of the Company or its subsidiaries who are in positions in which their decisions, actions and counsel have a significant impact upon the profitability and success of the Company. In determining the employees to whom awards shall be made, the type and amount of award, and the time when awards shall be made, the Committee may take into account any factors that it deems relevant in connection with accomplishing the purpose of the 2001 Plan.

     Upon the approval of the 2001 Plan by the shareholders, each incumbent nonemployee director shall be awarded a Nonqualified Stock Option to purchase 10,000 shares and shall receive an option award for 2,500 shares immediately following each annual meeting beginning with the 2002 annual meeting. Awards to nonemployee directors are subject to the same requirements as those made to employees respecting exercise price, vesting and exercise. Nonemployee directors are ineligible to receive awards of Restricted Stock.

     The 2001 Plan provides that the Committee shall determine the number of stock options to be granted to each eligible employee, subject to a 100,000 share per employee limit for any twelve month period, and the option exercise price, which shall in no event be less than 100 percent of fair market value per share on the date the option is granted. The Plan further provides that vesting for stock options shall not occur any more rapidly than 25% per year beginning at the first anniversary of grant, except in the event of retirement (as provided in the Hancock Fabrics, Inc., Consolidated Retirement Plan), death or disability and that no option may be exercisable after ten years from the grant date. The purchase price of any option shall be payable in full at the time of exercise in cash, or with Committee approval, shares of the Company at fair market value, or a combination thereof.

     Restricted stock awards under the 2001 Plan may consist of shares of the Company free of any purchase price, restricted against transfer, subject to forfeiture and subject to other terms and conditions as may be established by the Committee. Prior to the lapse of such restrictions, a grantee shall have the right to receive dividends and vote such shares. Certificates representing the shares awarded will be registered in the name of the grantee, but the Committee may require that such certificates not be delivered until the restrictions have lapsed. Restrictions shall be imposed for such period(s) as the Committee shall determine, provided that no restricted stock award shall become immediately transferable and nonforfeitable, except upon termination by retirement, death or disability, any more rapidly than 25% per year starting with the first anniversary of the award.

     If a change of control of the Company, as defined in the 2001 Plan, occurs, any stock options awarded and not previously exercisable will become fully vested and all restrictions applicable to any restricted stock awards will lapse.

     The Board of Directors may terminate, amend, modify or suspend the 2001 Plan at any time, except that the Board may not, without the authorization of the holders of a majority of the Company's outstanding shares, increase the maximum number of shares which may be issued under the Plan, extend the last date on which the Plan expires, change the class of persons eligible to receive awards, change the minimum option price, amend awards, reset the exercise price of outstanding options or issue new awards in exchange for the cancellation of outstanding awards. No amendment shall affect the rights of a participant, except with the participant's consent.

     The following summary is a general guide as to the federal income tax consequences under current law with respect to awards and exercises of NSO's. Recipients of NSO's will not recognize income at the time of award but will recognize ordinary income upon the exercise of NSO's to the extent that the value on the date of exercise of the shares of common stock purchased exceeds the exercise price paid for the shares. The Company will be entitled to a deduction at the same time that, and in the same amount as, an optionee recognizes ordinary income. The ordinary income recognized by the optionee is subject to tax withholding requirements.

     The following summary is a general guide as to the federal income tax consequences under current law with respect to awards of restricted shares. On the date that shares awarded are no longer subject to restrictions, the participant must include in income, as compensation, the fair market value of the shares. Any dividend with respect to shares subject to restrictions is included in the participant's income when received. The Company will be allowed a deduction equal to the amount of compensation income to the participant.

     No awards or benefits have been allocated to the executive officers under the 2001 Plan. While any such awards or benefits are not now determinable, for comparison purposes, see the awards that were made under the 1996 Stock Option Plan to the executive officers shown in the SUMMARY COMPENSATION TABLE. During the latest fiscal year, stock options for 528,100 shares were granted to 587 employees, including all current officers who are not executive officers, as a group under the 1996 Plan. Awards of restricted stock, under the 1995 Restricted Stock Plan, were made to two employees during the latest fiscal year for a total of 21,500 shares. There were no restricted stock awards made to the executive officers in the latest fiscal year. The closing price of the Company's common stock on April 16, 2001 was $7.80 per share.

     The affirmative vote of a majority of such shares voting on the proposal to approve the 2001 Stock Incentive Plan will constitute approval of such Plan by the shareholders.

     The Board believes that awards of stock-based compensation will continue to provide significant incentives to key employees consistent with the purposes of the 2001 Stock Incentive Plan and the compensation policies of the Company. THE BOARD THEREFORE RECOMMENDS A VOTE FOR THE APPROVAL OF THE 2001 STOCK INCENTIVE PLAN.

SHAREHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

     If a shareholder desires to present a proposal at next year's annual meeting of shareholders and to have that proposal included in the proxy statement and proxy for that meeting, that proposal must be received by the Company at its principal executive offices by December 28, 2001.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Based solely upon review of Forms 3, 4 and 5 and any amendments thereto furnished to the Company with respect to its most recent fiscal year, and written representations from reporting persons, the Company believes that during its latest fiscal year, all filing requirements applicable to its directors and executive officers were met.

OTHER MATTERS

     The Board of Directors has selected PricewaterhouseCoopers LLP as the independent accountants of the Company for the current fiscal year. At the Annual Meeting of Shareholders, representatives of PricewaterhouseCoopers LLP will be present, may make statements if they desire to do so and will be available to respond to appropriate questions.

     The Board is not aware that any matters not specified above will be presented at the meeting. If other business should properly come before the meeting, the persons named in the proxy will vote thereon in their discretion to the extent that authority to do so is granted in the proxy.

     PLEASE COMPLETE, SIGN AND DATE THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

                                          By order of the Board of Directors,

                                          Ellen J. Kennedy
                                          Secretary

                                                                      APPENDIX A

                             HANCOCK FABRICS, INC.
                         CHARTER OF THE AUDIT COMMITTEE

PURPOSE

     The Audit Committee will assist the Board of Directors in fulfilling its oversight responsibilities. The Audit Committee will review the financial reporting process, the system of internal control, the audit process, and the company's process for monitoring compliance with laws and regulations and with the Statement of Policy and Philosophy. To effectively perform his or her role, each committee member will obtain an understanding of the detailed responsibilities of committee membership as well as the company's business, operations and risks.

MEMBERSHIP

     The Audit Committee shall be composed of three or more independent members of the Board of Directors of the Company. At least one member shall have accounting or related financial management expertise and all other members shall be financially literate.

MEETINGS

     The Audit Committee shall meet at least twice annually, but it may be appropriate to meet more frequently. A portion of each meeting may be set aside for a private session with the independent public accountants.

     A meeting of the Audit Committee may be called at any time by its Chairman, without notice to or the consent of the Board of Directors or management, for the purpose of discussing or reviewing matters under its authority.

RESPONSIBILITIES

     1. Make recommendations to the Board of Directors concerning the appointment or termination of independent public accountants whose duty it shall be to audit the books and records of the Company in accordance with Generally Accepted Auditing Standards ("GAAS").

     2. Assess the independence of the public accountants engaged to perform audit work for the Company.

     3. Review the Company's accounting policies and internal financial controls through discussions with management, the independent public accountants and the Internal Audit Manager.

     4. Meet annually with the independent public accountants to:

          - Review and approve the scope of audit work and fees charged by the independent public accountants.

          - Review the annual financial statements and determine whether they are complete and consistent with the information known to committee members. Assess whether the financial statements reflect appropriate accounting principles.

          - Review the results of the external audit.

          - Require and review a formal written statement from the independent public accountants delineating all relationships between the auditors and the Company for the purpose of assessing the impact of such relationships on the objectivity and independence of the auditors.

          - Review the quality and adequacy of accounting policies, procedures and controls.

          - Review any changes in accounting regulations or pronouncements.

          - Discuss items which could provide a material risk to the Company in the future.

     5. Require the independent public accountants to review interim financial information, in accordance with applicable standards, prior to the public disclosure of such information. The independent public accountant shall discuss with the Audit Committee, or at least its Chairman, and Senior Management, prior to the public disclosure of the interim financial information, any significant changes in accounting principles, any significant adjustments, management judgements and accounting estimates, significant new accounting policies and disagreements with management.

     6. Require senior management or the Internal Audit Manager to report to the Committee on matters of Company governance and any significant findings including, but not limited to:

          - A risk assessment of major businesses, systems or processes.

          - The state of internal controls.

          - Internal audit reports.

     7. Meet with Company senior management periodically to review:

          - Material legal issues.

          - Plans for disaster recovery.

          - Risk Management activities.

          - Business issues which may affect financial results.

          - Ethical standards and conduct.

     8. Ensure there is cooperation of management in promoting the use of the internal audit concept as a constructive process.

     9. Direct any special investigations deemed necessary or appropriate by the Board of Directors or any of its Committees.

                             HANCOCK FABRICS, INC.

           PROXY FOR ANNUAL MEETING OF SHAREHOLDERS -- JUNE 14, 2001

   The undersigned acknowledges receipt of the Notice and Proxy Statement dated April 26, 2001 and hereby appoints Larry D. Fair and Bruce D. Smith, with full power of substitution, the proxies of the undersigned to represent and vote the shares of the undersigned as indicated on this card at the Annual Meeting of Shareholders of Hancock Fabrics, Inc. to be held on Thursday, June 14, 2001 at 10:00 a.m. CDT and at any adjournment thereof.

   THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. IT WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS INDICATED.

   UNLESS OTHERWISE INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEE LISTED, FOR THE PROPOSAL TO APPROVE THE 2001 STOCK INCENTIVE PLAN AND DISCRETIONARY AUTHORITY UNDER ITEM 3 WILL BE DEEMED TO HAVE BEEN GRANTED.

1. Election of director to serve until 2004. A VOTE FOR THE NOMINEE, ROGER T. KNOX, IS RECOMMENDED BY THE BOARD OF DIRECTORS.

             FOR NOMINEE [ ]                         WITHHOLD VOTE [ ]

2. Proposal to approve the 2001 Stock Incentive Plan. A VOTE FOR IS RECOMMENDED BY THE BOARD OF DIRECTORS.

                       FOR [ ]                                 AGAINST [ ]
                       ABSTAIN [ ]

3. The proxies are authorized to vote, in their discretion, upon such other matters as may properly come before the meeting and any adjournment thereof. A VOTE TO GRANT AUTHORITY IS RECOMMENDED BY THE BOARD OF DIRECTORS.

      AUTHORITY GRANTED [ ]                   AUTHORITY WITHHELD [ ]

                Continued and to be signed on the reverse side.

   UNLESS OTHERWISE INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEE LISTED, FOR THE PROPOSAL TO APPROVE THE 2001 STOCK INCENTIVE PLAN AND DISCRETIONARY AUTHORITY UNDER ITEM 3 WILL BE DEEMED TO HAVE BEEN GRANTED.

                                                  Signature(s) should correspond
                                                  exactly with the name(s) in
                                                  which your certificate is
                                                  issued. Executors,
                                                  conservators, trustees, etc.,
                                                  should so indicate when
                                                  signing.

                                                  ------------------------------

                                                  ------------------------------

                                                  Date

                                                  ----------------------- , 2001

                                                  PLEASE DATE AND SIGN YOUR
                                                  PROXY AND RETURN PROMPTLY IN
                                                  THE ACCOMPANYING ENVELOPE.